UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 7, 2004 (December 2, 2004)

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 2, 2004, Overstock.com, Inc. (the “Company”) and Old Mill Technology Center, LLC (“OMTech”) delivered binding copies of a sublease agreement, dated December 1, 2004 for a portion of Suite 100 in the Old Mill Corporation Center III in Salt Lake City, Utah (the “Building”).  Pursuant to this sublease agreement, the Company will sublease approximately 12,615 rentable square feet for a term of 10 years beginning when the Company occupies the premises, which the Company expects will be in May 2005.  The annual base rent due under the sublease during the term is $17.43 per rentable square foot, and escalates at the rate of 3% per year.  The Company is also obligated to pay its proportionate share of all costs, expenses and obligations of every kind relating to the Premises, the Building and the Property (each as defined in the sublease), and is entitled to a tenant improvement allowance for specified purposes.

On December 2, 2004, the Company and Document Control Systems, Inc. (“DCS”) delivered binding copies of a sublease agreement, dated December 1, 2004 for Suite 500 in the Building.  Pursuant to this sublease agreement, the Company will sublease approximately 24,161 rentable square feet for a term of 10 years beginning when the Company occupies the premises, which the Company expects will be in May 2005.  The annual base rent due under the sublease during the term is $17.43 per rentable square foot, and escalates at the rate of 3% per year.  The Company is also obligated to pay its proportionate share of all costs, expenses and obligations of every kind relating to the Premises, the Building and the Property (each as defined in the sublease), and is entitled to a tenant improvement allowance for specified purposes.

On December 2, 2004, the Company and Information Technology International, Inc. (“ITI”) delivered binding copies of a sublease agreement, dated December 1, 2004 for Suite 600 in the Building.  Pursuant to this sublease agreement, the Company will sublease approximately 24,161 rentable square feet for a term of 10 years beginning when the Company occupies the premises, which the Company expects will be in May 2005.  The annual base rent due under the sublease during the term is $17.43 per rentable square foot, and escalates at the rate of 3% per year.  The Company is also obligated to pay its proportionate share of all costs, expenses and obligations of every kind relating to the Premises, the Building and the Property (each as defined in the sublease), and is entitled to a tenant improvement allowance for specified purposes.

On December 2, 2004, the Company and Holladay Building East L.L.C. (“HBE”) delivered binding copies of a fourth amendment (the “Fourth Amendment”) to the lease agreement with HBE, dated November 27, 2001, as amended to date, for Suites 200, 300 and 400 in the Building.  Pursuant to the Fourth Amendment, the Company will lease approximately 67,235 rentable square feet for a term of 10 years beginning when the Company occupies the premises, which the Company expects will be in May 2005.  The annual base rent due under the sublease during the term is $17.43 per rentable square foot, and escalates at the rate of 3% per year.  The Company is also obligated to pay its proportionate share of all costs, expenses and obligations of every kind relating to the Premises, the Building and the Property (each as defined in the Fourth Amendment), and is entitled to a tenant improvement allowance for specified purposes.  Upon occupation of the premises, the Company’s obligation to pay rent to HBE for its current leased property located at 6322 South 3000 East, Salt Lake City, Utah shall cease.

On December 2, 2004, the Company and OMTech delivered binding copies to a co-location center agreement (the “Co-location Agreement”), dated December 1, 2004.  Pursuant to the Co-location Agreement, the Company will lease approximately 2,000 square feet on the first floor of the Building for a term of 10 years beginning when the Company occupies the premises, which the Company expects will be in May 2004.  The monthly base rent due under the sublease during the term is $38,500 per month and escalates at the rate of 3% per year.

The foregoing discussion of the subleases, Fourth Amendment and the Co-location Agreement is qualified in its entirety by the terms of the various agreements, copies of which are filed as exhibits hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Sublease Agreement by and between Overstock.com, Inc., Old Mill Technology Center, LLC, and Old Mill Building LLC.

99.2	Sublease Agreement by and between Overstock.com, Inc., Document Controls systems, Inc., and Old Mill Building LLC.

99.3	Sublease Agreement by and between Overstock.com, Inc., Information Technology International, Inc., and Old Mill Building LLC.

99.4	Old Mill Corporate Center Fourth Amendment to the Lease Agreement.

99.5	Co-location Center Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/David K. Chidester
David K. Chidester
Vice President, Finance

Date: December 7, 2004